Exhibit 99.1

WM Announces Third Quarter 2026 Earnings

Strong Cash Flow from Operations Supports Return of $957 Million to Shareholders During the Quarter

Healthcare Solutions Increases Income from Operations by $41 Million
Driven by 3.7% Revenue Growth and Growing Cost Improvements

Houston — October 27, 2026 — WM (NYSE: WM) today announced financial results for the quarter ended September 30, 2026.

	Three Months Ended		Three Months Ended
	September 30, 2026 (in millions, except per share amounts)		September 30, 2025 (in millions, except per share amounts)

	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)

Revenue	$6,846	$6,846	$6,443	$6,443

Income from Operations	$1,279	$1,329	$989	$1,241

Operating EBITDA(b) (c)	$2,071	$2,121	$1,753	$2,005

Operating EBITDA Margin	30.3%	31.0%	27.2%	31.1%

Net Income(d)	$820	$858	$603	$801

Diluted EPS	$2.05	$2.15	$1.49	$1.98

“WM delivered another quarter of solid operating and financial performance, in line with our expectations, underscoring the consistent execution of our strategy,” said Jim Fish, WM’s CEO. “Adjusted operating EBITDA increased 5.8% in the third quarter driven by strong price-to-cost spread in Collection and Disposal and growing contributions from our healthcare and sustainability businesses. Notably, Healthcare Solutions revenue grew 3.7% in the quarter and operating EBITDA increased more than 30%, driven by effective cost management, synergy capture, and pricing growth. Overall, our results reflect the earnings power of our diversified business and our ability to consistently create value for shareholders.”(a)

Fish continued, “The quality of our earnings is evident in the strength of our cash flow generation. Net cash flow from operations increased 12% through the first nine months of the year, reflecting disciplined operational execution and continued strong returns on investments that are improving productivity, enhancing service and supporting sustainable long-term growth. We are affirming our 2026 guidance ranges, as we remain on track to meet our financial objectives.”

KEY HIGHLIGHTS FOR the Third quarter OF 2026

•	Total Company revenue grew 6.3%, driven by core price of 5.8% and Collection and Disposal yield of 3.4%. In addition to disciplined execution on pricing, revenue growth was driven by increased energy surcharges and higher volumes in the recycling and renewable energy businesses as a result of completed growth projects.(e)(f)
•	Collection and Disposal volume declined 0.4%, or declined 0.5% on a workday adjusted basis. Volumes continued to be impacted by the Company’s intentional shedding of lower-margin residential business and commercial declines largely related to prior national account broker losses.
•	Operating expenses were 59.8% of revenue, compared to 58.9% in the prior year. Operating efficiency in the Collection and Disposal business drove a 40-basis point improvement, which was more than offset by dilutive impacts of 130 basis points primarily related to higher fuel costs and increased risk management costs.

•	SG&A expenses were 9.6% of revenue, or 9.3% on an adjusted basis, an improvement of 70 basis points both on a reported and adjusted basis from the prior year, reflecting strong cost discipline and continued synergy capture in Healthcare Solutions.(a)
•	Favorable price-to-cost spread in the Collection and Disposal business contributed 40 basis points to adjusted operating EBITDA margin, and Healthcare Solutions operating performance added another 30 basis points. These contributions were more than offset by 40 basis points related to higher fuel costs and 40 basis points related to increased risk management costs. Overall, adjusted operating EBITDA margin compressed by 10 basis points compared to the prior year period. (a)
•	Through the first nine months of the year, the Company generated $4.87 billion of net cash provided by operating activities. The 12.0% increase from the prior year was driven by earnings growth and favorable working capital.
•	Through the first nine months of the year, free cash flow was $3.01 billion, compared to $2.11 billion in the prior year period, an increase of more than 42%. Conversion of adjusted operating EBITDA to free cash flow was 50% in the first nine months of the year.(a)
•	The Company returned $957 million to shareholders in the third quarter, consisting of $580 million in share repurchases and $377 million in cash dividends, bringing returns to shareholders in the first nine months of the year to more than $2.72 billion, which is more than 90% of free cash flow generated during the period and reflects the Company’s commitment to harvesting the benefits of its investments. Through the first nine months of the year, the Company repurchased $1.58 billion of its shares and continues to expect to repurchase a total of $2 billion of its shares in 2026.
•	During the quarter, the Company began operations at a new renewable natural gas facility in New York, marking its eighteenth new facility completed since 2022.
•	The Company expects to achieve its full-year financial guidance, with revenue expected to be at the high end of the guidance range of $26.275 to $26.475 billion, adjusted operating EBITDA to be within the guidance range of $8.15 to $8.25 billion, and free cash flow to be at the high end of the guidance range of $3.75 to $3.85 billion.(a)

(a)	The information labeled as adjusted in this press release, as well as free cash flow, are non-GAAP measures. Please see “Non-GAAP Financial Measures” below and the reconciliations in the accompanying schedules for more information.

(b)	Management defines operating EBITDA as GAAP income from operations before depreciation, depletion, amortization and accretion; this measure may not be comparable to similarly titled measures reported by other companies.

(c)	Beginning in 2026, landfill accretion expense was moved from operating expenses to depreciation, depletion, amortization, and accretion. Landfill accretion expense in the three months ended September 30, 2026 and 2025 was $39 million and $35 million, respectively. For comparability purposes, 2025 actuals have been updated to reflect that change.

(d)	For purposes of this press release, all references to “Net income” refer to the financial statement line item “Net income attributable to Waste Management, Inc.”

(e)	Core price is a performance metric used by management to evaluate the effectiveness of our pricing strategies; it is not derived from our financial statements and may not be comparable to measures presented by other companies. Core price is based on certain historical assumptions, which may differ from actual results, to allow for comparability between reporting periods and to reveal trends in results over time.

(f)	The Company’s blended average price received for single stream recycled commodities sold during the quarter was about $82 per ton compared to about $68 per ton in the prior year period. The average price received for Renewable Fuel Standard credits was $2.32 during the quarter compared to $2.56 in the prior year period. The average price received for natural gas was $2.56 per MMBtu during the quarter compared to $2.46 per MMBtu in the prior year period. The average price received for electricity was about $78 per megawatt hour in the quarter compared to about $73 per megawatt hour in the prior year period.

The Company will host a conference call at 10 a.m. ET on October 28, 2026, to discuss the third quarter 2026 results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

Listeners can access a live audio webcast of the conference call by visiting investors.wm.com and selecting “Events & Presentations” from the website menu. A replay of the audio webcast will be available at the same location following the conclusion of the call.

Conference call participants should register to obtain their dial in and passcode details. This streamlined process improves security and eliminates wait times when joining the call.

about wm

WM (WM.com) is North America's leading provider of comprehensive environmental solutions. Previously known as Waste Management and based in Houston, Texas, WM is driven by commitments to put people first and achieve success with integrity. WM, through its subsidiaries, provides collection, recycling and disposal services to millions of residential, commercial, industrial, medical and municipal customers throughout the U.S. and Canada. With innovative infrastructure and capabilities in recycling, organics and renewable energy, WM provides environmental solutions to and collaborates with its customers in helping them pursue their sustainability goals. In North America, WM has the largest disposal network and collection fleet, is the largest recycler and is a leader in beneficial use of landfill gas, with a growing network of renewable natural gas plants and the most landfill gas-to-electricity plants, as well as the largest heavy-duty natural gas truck fleet in the industry. WM, through its subsidiaries, also provides collection and disposal services of regulated medical waste and secure information destruction services in the U.S., Canada and Western Europe. To learn more about WM and the company's sustainability progress and solutions, visit Sustainability.WM.com.

Forward-Looking Statements

The Company, from time to time, provides estimates or projections of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events, circumstances or performance. This press release contains a number of such forward-looking statements, including all statements regarding financial guidance and achievement of 2026 guidance; future growth, earnings, value creation, performance, cash flow generation, outlook, and results of our business; future share repurchases; and execution, results and benefits from operational initiatives and investments. You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to, failure to implement our optimization, automation, growth, and cost savings initiatives and overall business strategy; failure to obtain the results anticipated from strategic initiatives, investments, acquisitions, or new lines of business; failure to identify acquisition targets, consummate and integrate acquisitions, including our ability to integrate the acquisition of Stericycle, Inc. (which is now presented as our Healthcare Solutions segment) and achieve the anticipated benefits therefrom, including synergies; legal, regulatory, operational, technological and other matters that may affect the costs and timing of our ability to integrate and deliver all of the expected benefits of the Stericycle, Inc. acquisition; existing or new environmental and other regulations, including developments related to emerging contaminants, gas emissions, renewable energy, recyclables, extended producer responsibility and our natural gas fleet; significant environmental, safety or other incidents resulting in liabilities or brand damage; failure to obtain and maintain necessary permits due to land scarcity, public opposition or otherwise; diminishing landfill capacity, resulting in increased costs and the need for disposal alternatives; failure to attract, hire and retain key team members and a high quality workforce; increases in labor costs due to union organizing activities or changes in wage- and labor-related regulations; disruption and costs resulting from severe weather and destructive climate events; failure to achieve our sustainability goals or execute on our sustainability-related strategy and initiatives, including within planned timelines or anticipated budgets due to disruptions, delays, cost increases or changes in environmental or tax regulations and incentives; focus on, and regulation of, environmental and sustainability-related disclosures, which could lead to increased costs, risk of non-compliance, brand damage and litigation risk related to our sustainability efforts; macroeconomic conditions, geopolitical conflict and large-scale market disruption resulting in labor, supply chain and transportation constraints, inflationary cost pressures and fluctuations in commodity prices, fuel and other energy costs; increased competition and pricing pressure; impacts from international trade restrictions and tariffs; competitive disposal alternatives, diversion of waste from landfills and declining waste volumes; changes in general economic conditions, capital markets or consumer trends; changing conditions in the recycling industry, including impacts on demand, pricing and availability of counterparties; changing conditions in the healthcare industry; adoption of new tax legislation; fuel shortages; failure to develop and protect new technology; failure of technology to perform as expected; inability to adapt and manage the benefits and risks of artificial intelligence; failure to prevent, detect and address cybersecurity incidents or comply with privacy regulations; negative outcomes of litigation or governmental proceedings, including those acquired through transactions; failure to maintain an effective system of internal control over financial reporting; and operational or management decisions or developments that result in impairment charges. Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, for additional information regarding these and other risks and uncertainties applicable to its business. The Company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

Non-GAAP Financial Measures

To supplement its financial information, the Company has presented, and/or may discuss on the conference call, adjusted measures including adjusted earnings per diluted share, adjusted net income, adjusted income from operations and margin, adjusted operating EBITDA and margin, adjusted operating expense and margin, and adjusted SG&A expenses and margin. All adjusted measures and free cash flow are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with (i) financial measures the Company uses in the management of its business and (ii) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations.

The Company discusses free cash flow and provides a projection of free cash flow because the Company believes that it is indicative of its ability to pay its quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay its debt obligations. The Company believes free cash flow gives investors useful insight into how the Company views its liquidity, but the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, plus proceeds from divestitures of businesses and other assets (net of cash divested); this definition may not be comparable to similarly-titled measures reported by other companies.

The quantitative reconciliations of non-GAAP measures to the most comparable GAAP measures are included in the accompanying schedules, with the exception of projected adjusted operating EBITDA and margin. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

FOR MORE INFORMATION

WM

Website

www.wm.com

Analysts

Ed Egl

713.265.1656

eegl@wm.com

Media

Toni Werner

media@wm.com

###

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Millions, Except per Share Amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating revenues	$6,846	$6,443	$19,757	$18,891
Costs and expenses:
Operating(a)	4,093	3,798	11,742	11,213
Selling, general and administrative	655	665	2,045	2,048
Depreciation, depletion, amortization and accretion(a)	792	764	2,304	2,199
Restructuring	9	14	19	39
(Gain) loss from divestitures, asset impairments and unusual items, net	18	213	2	239
	5,567	5,454	16,112	15,738
Income from operations	1,279	989	3,645	3,153
Other income (expense):
Interest expense, net	(237)	(225)	(695)	(689)
Other, net	2	11	9	27
	(235)	(214)	(686)	(662)
Income before income taxes	1,044	775	2,959	2,491
Income tax expense	224	172	630	524
Consolidated net income	820	603	2,329	1,967
Less: Net income (loss) attributable to noncontrolling interests	—	—	1	1
Net income attributable to Waste Management, Inc.	$820	$603	$2,328	$1,966
Basic earnings per common share	$2.06	$1.50	$5.80	$4.88
Diluted earnings per common share	$2.05	$1.49	$5.79	$4.87
Weighted average basic common shares outstanding	398.9	403.0	401.2	402.6
Weighted average diluted common shares outstanding	399.8	404.3	402.2	404.0

(a)	Beginning in 2026, landfill accretion expense was moved from operating expenses to depreciation, depletion, amortization and accretion. Landfill accretion expenses in the three and nine months ended September 30, 2026 were $39 million and $117 million, respectively. Landfill accretion expenses in the three and nine months ended September 30, 2025 were $35 million and $106 million, respectively. For comparability purposes, 2025 actuals have been updated to reflect that change.

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$247	$201
Receivables, net	4,359	4,055
Other	644	654
Total current assets	5,250	4,910
Property and equipment, net	20,849	20,378
Goodwill	14,002	13,880
Other intangible assets, net	3,544	3,767
Other	2,874	2,900
Total assets	$46,519	$45,835
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued liabilities and deferred revenues	$4,862	$4,813
Current portion of long-term debt	1,524	711
Total current liabilities	6,386	5,524
Long-term debt, less current portion	21,846	22,196
Other	8,419	8,124
Total liabilities	36,651	35,844
Equity:
Waste Management, Inc. stockholders’ equity	9,867	9,990
Noncontrolling interests	1	1
Total equity	9,868	9,991
Total liabilities and equity	$46,519	$45,835

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Consolidated net income	$2,329	$1,967
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	2,304	2,199
Other	425	662
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	(191)	(483)
Net cash provided by operating activities	4,867	4,345
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(89)	(395)
Capital expenditures	(1,937)	(2,339)
Proceeds from divestitures of businesses and other assets, net of cash divested	79	108
Other, net	(112)	(73)
Net cash used in investing activities	(2,059)	(2,699)
Cash flows from financing activities:
New borrowings	18,644	14,956
Debt repayments	(18,668)	(15,772)
Common stock repurchase program	(1,583)	—
Cash dividends	(1,141)	(1,001)
Exercise of common stock options	41	54
Tax payments associated with equity-based compensation transactions	(40)	(50)
Other, net	(19)	(17)
Net cash used in financing activities	(2,766)	(1,830)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(7)	5
Increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	35	(179)
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	297	487
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$332	$308

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Operating Revenues by Line of Business

	Three Months Ended September 30,
	2026			2025
	Net Operating Revenues	Intercompany Operating Revenues(a)	Gross Operating Revenues	Net Operating Revenues	Intercompany Operating Revenues(a)	Gross Operating Revenues
Commercial	$1,494	$243	$1,737	$1,419	$223	$1,642
Industrial	843	257	1,100	808	234	1,042
Residential	926	19	945	884	22	906
Other collection	878	74	952	819	69	888
Total collection	4,141	593	4,734	3,930	548	4,478
Landfill	1,018	431	1,449	995	407	1,402
Transfer	420	306	726	396	294	690
Total Collection and Disposal	$5,579	$1,330	$6,909	$5,321	$1,249	$6,570
Recycling Processing and Sales	441	89	530	372	98	470
Renewable Energy	167	1	168	115	1	116
Healthcare Solutions	651	101	752	628	110	738
Corporate and Other	8	7	15	7	7	14
Total	$6,846	$1,528	$8,374	$6,443	$1,465	$7,908

	Nine Months Ended September 30,
	2026			2025
	Net Operating Revenues	Intercompany Operating Revenues(a)	Gross Operating Revenues	Net Operating Revenues	Intercompany Operating Revenues(a)	Gross Operating Revenues
Commercial	$4,408	$708	$5,116	$4,197	$657	$4,854
Industrial	2,421	724	3,145	2,339	656	2,995
Residential	2,725	56	2,781	2,628	66	2,694
Other collection	2,521	220	2,741	2,368	209	2,577
Total collection	12,075	1,708	13,783	11,532	1,588	13,120
Landfill	2,886	1,242	4,128	2,871	1,170	4,041
Transfer	1,178	877	2,055	1,121	842	1,963
Total Collection and Disposal	$16,139	$3,827	$19,966	$15,524	$3,600	$19,124
Recycling Processing and Sales	1,212	264	1,476	1,137	280	1,417
Renewable Energy	483	3	486	321	2	323
Healthcare Solutions	1,903	312	2,215	1,893	326	2,219
Corporate and Other	20	23	43	16	23	39
Total	$19,757	$4,429	$24,186	$18,891	$4,231	$23,122

(a)	Includes each segment’s intercompany activity, including transactions within a segment and between segments. Transactions within and between segments are generally made on a basis intended to reflect the market value of the service.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Internal Revenue Growth

	Period-to-Period Change for the Three Months Ended September 30, 2026 vs. 2025				Period-to-Period Change for the Nine Months Ended September 30, 2026 vs. 2025
	Amount	As a % of Related Business(a)	Amount	As a % of Total Company(b)	Amount	As a % of Related Business(a)	Amount	As a % of Total Company(b)
Collection and Disposal	$171	3.4%			$533	3.6%
Recycling Processing and Sales and Renewable Energy (c)	43	8.6			1	—
Energy surcharge and mandated fees	112	42.2			234	30.0
Total average yield			$326	5.1%			$768	4.1%
Volume (d)			53	0.8			43	0.2
Healthcare Solutions (e)			1	—			(42)	(0.2)
Internal revenue growth			380	5.9			769	4.1
Acquisitions			33	0.6			101	0.5
Divestitures			(5)	(0.1)			(14)	(0.1)
Foreign currency translation			(5)	(0.1)			10	0.1
Total			$403	6.3%			$866	4.6%

	Period-to-Period Change for the Three Months Ended September 30, 2026 vs. 2025		Period-to-Period Change for the Nine Months Ended September 30, 2026 vs. 2025
	As a % of Related Business(a)		As a % of Related Business(a)
	Yield	Volume (f)	Yield	Volume (f)
Commercial	4.2%	(1.3)%	4.3%	(1.4)%
Industrial	3.1	—	3.2	0.1
Residential	5.4	(2.6)	5.9	(3.5)
Total collection	4.0	(1.2)	4.2	(1.4)
MSW	4.2	(1.1)	5.3	0.5
Transfer	2.7	1.8	3.2	(0.6)
Total Collection and Disposal	3.4%	(0.5)%	3.6%	(1.3)%

(a)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s related business revenues adjusted to exclude the impacts of divestitures for the current year period.
(b)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s total Company revenues adjusted to exclude the impacts of divestitures for the current year period.
(c)	Includes combined impact of commodity price variability in both our Recycling Processing and Sales and Renewable Energy segments, as well as changes in certain recycling fees charged by our collection and disposal operations.
(d)	Includes activities from our Corporate and Other businesses.
(e)	The amounts reported herein represent the change in our revenues from the combined impacts of yield and volume, and exclude energy surcharges, attributable to our Healthcare Solutions segment.
(f)	Workday adjusted volume impact.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Free Cash Flow(a)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$1,640	$1,592	$4,867	$4,345
Capital expenditures to support the business	(602)	(635)	(1,746)	(1,910)
Proceeds from divestitures of businesses and other assets, net of cash divested	2	5	79	108
Free cash flow without sustainability growth investments	1,040	962	3,200	2,543
Capital expenditures - sustainability growth investments	(55)	(141)	(191)	(429)
Free cash flow	$985	$821	$3,009	$2,114

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Supplemental Data
Internalization of waste, based on disposal costs	72.1%	71.9%	72.3%	71.4%
Landfill depletable tons (in millions)	33.8	33.7	96.1	97.7
Acquisition Summary(b)
Gross annualized revenue acquired	$3	$23	$126	$165
Total consideration, net of cash acquired	4	31	239	442
Cash paid for acquisitions consummated during the period, net of cash acquired	4	29	89	399
Cash paid for acquisitions including contingent consideration and other items from prior periods, net of cash acquired	4	29	102	407

Landfill Depletion and Accretion Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Landfill depletion expense:
Cost basis of landfill assets	$188	$182	$535	$514
Asset retirement costs	42	45	117	116
Total landfill depletion expense	230	227	652	630
Accretion expense	39	35	117	106
Landfill depletion and accretion expense	$269	$262	$769	$736

(a)	The summary of free cash flow has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.
(b)	Represents amounts associated with business acquisitions consummated during the applicable period except where noted.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended September 30, 2026
	Income from Operations	Pre-tax Income	Tax Expense		Net Income(a)	Diluted Per Share Amount
As reported amounts	$1,279	$1,044	$224		$820	$2.05
Adjustments:
Stericycle acquisition and integration costs	30	30	7		23
Collective bargaining agreement costs	2	2	—		2
(Gain) loss from asset impairments, unusual items and other, net(b)	18	18	5		13
	50	50	12		38	0.10
As adjusted amounts	$1,329	$1,094	$236	(c)	$858	$2.15
Depreciation, depletion, amortization and accretion(d)	792
Adjusted operating EBITDA	$2,121

Adjusted operating EBITDA margin	31.0%

	Three Months Ended September 30, 2025
	Income from Operations	Pre-tax Income	Tax Expense		Net Income(a)	Diluted Per Share Amount
As reported amounts	$989	$775	$172		$603	$1.49
Adjustments:
Stericycle acquisition and integration costs	34	34	9		25
(Gain) loss from asset impairments, unusual items and other, net(e)	218	218	45		173
	252	252	54		198	$0.49
As adjusted amounts	$1,241	$1,027	$226	(c)	$801	$1.98
Depreciation, depletion, amortization and accretion(d)	764
Adjusted operating EBITDA	$2,005

Adjusted operating EBITDA margin	31.1%

(a)	For purposes of this press release table, all references to “Net income” refer to the financial statement line item “Net income attributable to Waste Management, Inc.”
(b)	The three months ended September 30, 2026 primarily includes an $18 million impairment charge related to the decision to accelerate the closure of a landfill within our East Tier.
(c)	The Company calculates its effective tax rate based on actual dollars. When the effective tax rate is calculated by dividing the Tax Expense amount in the table above by the Pre-tax Income amount, differences occur due to rounding, as these items have been rounded in millions. The three months ended September 30, 2026 and 2025 adjusted effective tax rates are 21.5% and 21.9%, respectively.
(d)	Beginning in 2026, landfill accretion expense was moved from operating expenses to depreciation, depletion, amortization and accretion. Landfill accretion expenses in the three months ended September 30, 2026 and 2025 are $39 million and $35 million, respectively. For comparability purposes, 2025 results have been updated to reflect that change.
(e)	The three months ended September 30, 2025 includes (i) a $152 million impairment charge related to the decision to suspend the operations of a business; (ii) a $45 million impairment charge related to the decision to accelerate the closure of a landfill within our East Tier and (iii) an $11 million negotiated payment for early termination of a contract in our Renewable Energy segment.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three Months Ended September 30, 2026
	Collection and Disposal(a)(b)	Recycling Processing and Sales(a)	Renewable Energy(b)	Healthcare Solutions	Corporate and Other	Total WM
Adjusted Operating EBITDA and Adjusted Operating EBITDA Margin
Operating revenues, as reported	$5,579	$441	$167	$651	$8	$6,846

Income from operations, as reported	$1,542	$36	$37	$20	$(356)	$1,279
Depreciation, depletion, amortization and accretion(c)	573	55	28	107	29	792
Operating EBITDA, as reported	$2,115	$91	$65	$127	$(327)	$2,071

Adjustments:
Stericycle acquisition and integration costs	—	—	—	19	11	30
Collective bargaining agreement costs	2	—	—	—	—	2
(Gain) loss from asset impairments, unusual items and other, net(d)	18	—	—	—	—	18
	20	—	—	19	11	50
Adjusted operating EBITDA	$2,135	$91	$65	$146	$(316)	$2,121
Operating EBITDA margin, as reported	37.9%	20.6%	38.9%	19.5%	N/A	30.3%
Adjusted operating EBITDA margin	38.3%	20.6%	38.9%	22.4%	N/A	31.0%

	Three Months Ended September 30, 2025
	Collection and Disposal(a)(b)	Recycling Processing and Sales(a)	Renewable Energy(b)	Healthcare Solutions	Corporate and Other	Total WM
Adjusted Operating EBITDA and Adjusted Operating EBITDA Margin

Operating revenues, as reported	$5,321	$372	$115	$628	$7	$6,443

Income from operations, as reported	$1,468	$(137)	$21	$(21)	$(342)	$989
Depreciation, depletion, amortization and accretion(c)	560	47	16	110	31	764
Operating EBITDA, as reported	$2,028	$(90)	$37	$89	$(311)	$1,753

Adjustments:
Stericycle acquisition and integration costs	—	—	—	21	13	34
(Gain) loss from asset impairments, unusual items and other, net(e)	47	155	11	—	5	218
	47	155	11	21	18	252
Adjusted operating EBITDA	$2,075	$65	$48	$110	$(293)	$2,005
Operating EBITDA margin, as reported	38.1%	(24.2%)	32.2%	14.2%	N/A	27.2%
Adjusted operating EBITDA margin	39.0%	17.5%	41.7%	17.5%	N/A	31.1%

(a)	Certain fees related to the processing of recyclable material we collect are included within our Collection and Disposal business. The amounts in Income from Operations for the three months ended September 30, 2026 and 2025 are $21 million and $19 million, respectively.
(b)	Renewable Energy pays a 15% intercompany royalty to our Collection and Disposal business and Corporate and Other for landfill gas. The total amount of royalties in Income from Operations for the three months ended September 30, 2026 and 2025, are $25 million and $17 million, respectively.
(c)	Beginning in 2026, landfill accretion expense was moved from operating expenses to depreciation, depletion, amortization and accretion. Landfill accretion expenses in the three months ended September 30, 2026 and 2025 are $39 million and $35 million, respectively. For comparability purposes, 2025 results have been updated to reflect that change.
(d)	The three months ended September 30, 2026 primarily includes an $18 million impairment charge related to the decision to accelerate the closure of a landfill within our East Tier.
(e)	The three months ended September 30, 2025 includes (i) a $152 million impairment charge related to the decision to suspend the operations of a business; (ii) a $45 million impairment charge related to the decision to accelerate the closure of a landfill within our East Tier and (iii) an $11 million negotiated payment for early termination of a contract in our Renewable Energy segment.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025⁽ᵃ⁾
Adjusted Operating Expenses and Adjusted Operating Expenses Margin

Operating revenues, as reported	$6,846	$6,443

Operating expenses, as reported	$4,093	$3,798
As a % of net revenues	59.8%	58.9%
Adjustments:
Collective bargaining agreement costs	(2)	—
Stericycle acquisition and integration costs	—	(3)
Operating expenses, as adjusted	$4,091	$3,795
As a % of net revenues	59.8%	58.9%

	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin

Operating revenues, as reported	$6,846	$6,443

SG&A expenses, as reported	$655	$665
As a % of net revenues	9.6%	10.3%
Adjustment:
Stericycle acquisition and integration costs	(21)	(22)
SG&A expenses, as adjusted	$634	$643
As a % of net revenues	9.3%	10.0%

2026 Projected Free Cash Flow Reconciliation(b)	Year Ended December 31, 2026
Net cash provided by operating activities	$6,500
Capital expenditures to support the business	(2,500)
Proceeds from divestitures of businesses and other assets, net of cash divested	100
Free cash flow without sustainability growth investments	$4,100
Capital expenditures - sustainability growth investments	(250)
Free cash flow	$3,850

(a)	Beginning in 2026, landfill accretion expense was moved from operating expenses to depreciation, depletion, amortization and accretion. Landfill accretion expenses in the three months ended September 30, 2026 and 2025 are $39 million and $35 million, respectively. For comparability purposes, 2025 results have been updated to reflect that change.
(b)	The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.

WASTE MANAGEMENT, INC.

SUPPLEMENTAL INFORMATION PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY

(In Millions)

(Unaudited)

Diversity in the structure of recycling contracts results in different accounting treatment for commodity rebates. In accordance with revenue recognition guidance, our Company records gross recycling revenue and records rebates paid to customers as cost of goods sold. Other contract structures allow for netting of rebates against revenue.

The table below illustrates the impact that differing contract structures have on the Company’s adjusted operating EBITDA margin results. This information has been provided to enhance comparability and is not intended to replace or adjust GAAP reported results.

	Three Months Ended
	September 30, 2026		September 30, 2025
	Amount	Change in Adjusted Operating EBITDA Margin	Amount	Change in Adjusted Operating EBITDA Margin
Recycling commodity rebates	$215	1.0%	$177	0.8%

	Nine Months Ended
	September 30, 2026		September 30, 2025
	Amount	Change in Adjusted Operating EBITDA Margin	Amount	Change in Adjusted Operating EBITDA Margin
Recycling commodity rebates	$558	0.9%	$554	0.9%